[*] Denotes information for which confidential treatment has been requested. Confidential portions ommited have been filed separately with the Commission.

       FIRST AMENDMENT TO RESTATED DRAM LICENSE AND COOPERATION AGREEMENT

         This First Amendment to Restated DRAM License and Cooperation Agreement ("Amendment") is entered into as of March 26, 1996, by and between Alliance Semiconductor Corporation, a Delaware Corporation with its principal offices at 3099 North First Street, San Jose, California, tel. (408) 383-4900; fax (408) 383-4990 (collectively, Alliance Semiconductor Corporation and its Taiwan subsidiar(ies) will be referred to as "Alliance"), and United Microelectronics Corporation, a Taiwan Corporation with its principal place of business at No. 3 Innovation Road, Science Based Industrial Park Hsin-Chu City, Taiwan, R.O.C., tel. (035) 782-258; fax (035) 774-767 ("UMC").

WHEREAS Alliance and UMC wish to amend the Restated DRAM License and Cooperation Agreement dated as of February 28, 1996 ("Restated DRAM Agreement") to state the terms and conditions upon which [*] pursuant to the Restated DRAM Agreement;

ACCORDINGLY, the Restated DRAM Agreement is amended to add new paragraph 2.7 as follows:

"2.7 Subject to the terms and conditions and during the term of this Agreement, UMC shall [*]:

         (a)      [*];
         (b)      [*]; and
         (c)      [*];

provided however that except as [*]. Notwithstanding anything to the contrary, UMC shall [*]."

         The  parties  have  duly  authorized   their   respective   undersigned
representatives to execute this Amendment and bind them to its terms as of the date set forth above.


ALLIANCE SEMICONDUCTOR CORP.                      UNITED MICROELECTRONICS CORP.

/s/ N. D. Reddy                                   /s/ M. K. Tsai
-----------------------------                     ----------------------------
Authorized Signature                              Authorized Signature